Exhibit 99.1

Crawford & Company®

5335 Triangle Parkway

Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE

CRAWFORD & COMPANY REPORTS 2024 THIRD QUARTER RESULTS

Continued momentum in core non-weather businesses highlighted by record quarterly revenue at Broadspire; revenue growth and improved margins in International Operations

ATLANTA, (November 4, 2024) -- Crawford & Company® (NYSE: CRD-A and CRD-B), is pleased to announce its financial results for the third quarter ended September 30, 2024.

GAAP Consolidated Results

Third Quarter 2024

•
Revenues before reimbursements of $329.4 million, compared to $330.1 million for the 2023 third quarter
•
Net income attributable to shareholders of $9.5 million, compared to $12.3 million in the same period last year
•
Diluted earnings per share of $0.19 for both CRD-A and CRD-B, compared to diluted earnings per share of $0.25 for both share classes in the prior year third quarter

Non-GAAP Consolidated Results

Third Quarter 2024

•
Diluted earnings per share, on a non-GAAP basis, totaled $0.22 for both CRD-A and CRD-B in the 2024 third quarter, compared with $0.35 for CRD-A and $0.36 for CRD-B in the prior year third quarter
•
Net income attributable to shareholders, on a non-GAAP basis, totaled $10.9 million in the 2024 third quarter, compared with $17.7 million in the same period last year
•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $21.8 million, or 6.6% of revenues before reimbursements in the 2024 third quarter, compared with $29.9 million, or 9.1% of revenues, in the 2023 third quarter
•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $29.6 million, or 9.0% of revenues before reimbursements in the 2024 third quarter, compared with $38.6 million, or 11.7% of revenues, in the 2023 third quarter
•
Foreign currency exchange rates decreased revenues before reimbursements by $2.2 million or less than (1)%. Presented on a constant dollar basis to the prior year period, revenues before reimbursements totaled $331.6 million, increasing less than 1% from the 2023 third quarter

Mr. Rohit Verma, president and chief executive officer of Crawford & Company, commented, “Consolidated third quarter revenues were consistent with the previous year, reflecting our ability to drive continued momentum in our core non-weather-dependent businesses. Broadspire achieved a new quarterly revenue record and our International Operations also demonstrated revenue growth and margin expansion, with growth across key markets. Our third quarter results also reflected the ongoing benign weather environment which impacted growth at our North America Loss Adjusting and Platform Solutions segments. Storm activity in the third quarter of 2024 was notably lower than historical levels, with Hurricane Helene occurring late in the quarter and Hurricane Milton following approximately two weeks later. We expect to see activity related to these two storms reflected in our fourth quarter performance."

Mr. Verma continued, “These results underscore the strength of our diversified business lines, which enable us to mitigate challenges encountered in one part of the business with growth from other segments. As we move forward, our focus remains on delivering sustainable growth, winning new customers, establishing strategic partnerships and delivering operational excellence as we continue to drive value for our stakeholders."

Segment Results for the Third Quarter

North America Loss Adjusting

North America Loss Adjusting revenues before reimbursements were $79.3 million in the third quarter of 2024, relatively consistent compared with $80.0 million in the third quarter of 2023.

The segment had operating earnings of $5.4 million in the 2024 third quarter, decreasing from $10.5 million in the third quarter of 2023. The operating margin was 6.9% in the 2024 quarter and 13.1% in the 2023 quarter driven by decreased revenues in U.S. Field Operations and Canada compared to the prior year quarter which had increased weather related activity and increased costs in U.S. Global Technical Services.

International Operations

International Operations revenues before reimbursements were $105.7 million in the third quarter of 2024, up 7.8% from $98.1 million in the same period of 2023 driven by growth in the U.K. and Europe. Absent foreign exchange rate decreases of $1.8 million, revenues would have been $107.6 million for the 2024 third quarter.

Operating earnings were $5.1 million in the 2024 third quarter, increasing from $2.2 million in the 2023 period. The segment’s operating margin for the 2024 quarter increased to 4.9% compared with 2.2% in the 2023 quarter driven by U.K. and Europe revenue growth.

Broadspire

Broadspire segment revenues before reimbursements were a new quarterly record of $99.0 million in the 2024 third quarter, increasing 7.4% from $92.2 million in the 2023 third quarter driven by increases in medical case management and casualty claims revenues.

Broadspire recorded operating earnings of $14.4 million in the third quarter of 2024, representing an operating margin of 14.5%, compared to $13.5 million, or 14.7% of revenues, in the 2023 third quarter. The Company increased staffing levels in response to revenue growth in the quarter which slightly impacted operating margin.

Platform Solutions

Platform Solutions revenues before reimbursements were $45.3 million in the third quarter of 2024, down from $59.8 million in the same period of 2023 as the Networks service line had significantly reduced weather-related claim volumes.

Operating earnings were $3.8 million in the 2024 third quarter, decreasing from the $8.5 million in the 2023 period. The segment’s operating margin for the 2024 quarter was 8.5% as compared with 14.2% in the 2023 quarter. Operating earnings were impacted by less weather-related activity and a corresponding decrease in demand for staff augmentation services in the third quarter of 2024 as compared to the third quarter of 2023.

Unallocated Corporate and Shared Costs and Credits, Net

Unallocated corporate costs were $7.0 million in the third quarter of 2024, compared with $4.8 million in the same period of 2023. The increase in the 2024 third quarter was primarily due to an increase in self-insured reserves, professional fees, and other reserves.

Selling, General, and Administrative Expenses

Selling, general, and administrative expenses (“SG&A”) decreased $2.9 million, or (3.9)%, in the three months ended September 30, 2024 as compared with the 2023 period. The decrease was primarily due to a reduction in the estimated payout for contingent earnout adjustments.

Other Matters

The Company recognized pretax contingent earnout benefits totaling ($2.1) million in the 2024 third quarter, compared to expenses of $2.1 million in the same period of 2023, related to the fair value adjustment of earnout liabilities arising from acquisitions. These adjustments, which are not a component of operating earnings, are based on changes to projections of acquired entities over the respective earnout periods, which span multiple years.

The Company recognized non-service pension costs of $2.4 million in the 2024 third quarter compared with $2.2 million in the 2023 period. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan is frozen and the U.K. plans are closed to new participants.

Balance Sheet and Cash Flow

The Company’s consolidated cash and cash equivalents position as of September 30, 2024, totaled $52.3 million, compared with $58.4 million at December 31, 2023. The Company’s total debt outstanding as of September 30, 2024, totaled $238.4 million, compared with $209.1 million at December 31, 2023.

The Company’s operations provided $11.1 million of cash during the first nine months of 2024, compared with $68.1 million in 2023. The decrease in cash provided was due primarily to $21.6 million lower operating earnings, $20.6 million net change in incentive compensation, and a $11.0 million decrease in other working capital items over the prior year.

The Company made no contributions to its U.S. defined benefit pension plan and $1.9 million in contributions to its U.K. plans for the first nine months of 2024, compared with no contributions to the U.S. plan and $1.8 million to the U.K. plans in 2023.

During the first nine months of 2024 and 2023, the Company did not repurchase any shares of CRD-A. In the first nine months of 2024, the Company repurchased 385,544 shares of CRD-B at an average per share cost of $9.34, compared to 63,103 shares of CRD-B repurchased in the first nine months of 2023 at an average share cost of $9.24. The total cost of shares repurchased during 2024 was $3.6 million for the first nine months of 2024.

Conference Call

As previously announced, Crawford & Company will host a conference call on November 5, 2024, at 8:30 a.m. Eastern Time to discuss its third quarter 2024 results. The conference call can be accessed live by dialing 1-800-549-8228 and using Conference ID 04164. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, https://ir.crawco.com. The call will be recorded and available for replay through December 5, 2024. You may dial 1-888-660-6264 and use passcode 04164# to listen to the replay.

Non-GAAP Presentation

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs, but before net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, non-service pension costs, income taxes and net income or loss attributable to noncontrolling interests.

Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with adjustments for depreciation and amortization, net corporate interest expense, contingent earnout adjustments, non-service pension costs, income taxes and stock-based compensation expense.

Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, certain unallocated professional fees and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.

Income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, contingent earnout adjustments, and non-service pension costs are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. Contingent earnout adjustments relate to changes in the fair value of earnouts associated with our recent acquisitions. Non-service pension costs represent the U.S. and U.K. non-service defined benefit pension costs, which are non-operating in nature as the U.S. plan was frozen in 2002 and the U.K. plans are closed to new participants. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings to better assess the results of each segment's operating activities on a consistent basis.

A significant portion of our operations are international. These international operations subject us to foreign exchange fluctuations. The following table illustrates revenue as a percentage of total revenue for the major currencies of the geographic areas that Crawford does business:

		Three Months Ended				Nine Months Ended
(in thousands)		September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
Geographic Area	Currency	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total	USD equivalent	% of total
U.S.	USD	$200,160	60.8%	$207,565	62.9%	$569,624	60.3%	$612,276	63.1%
U.K.	GBP	42,265	12.8%	38,290	11.6%	123,940	13.1%	106,139	10.9%
Canada	CAD	23,474	7.1%	24,490	7.4%	69,516	7.4%	73,494	7.6%
Australia	AUD	23,530	7.1%	22,867	6.9%	65,507	6.9%	68,787	7.1%
Europe	EUR	15,260	4.6%	14,629	4.4%	45,806	4.8%	42,968	4.4%
Rest of World	Various	24,686	7.6%	22,280	6.8%	70,863	7.5%	67,347	6.9%
Total Revenues, before reimbursements		$329,375	100.0%	$330,121	100.0%	$945,256	100.0%	$971,011	100.0%

Following is a reconciliation of consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Operating earnings:
North America Loss Adjusting	$5,443	$10,468	$14,807	$22,433
International Operations	5,136	2,197	12,528	8,974
Broadspire	14,402	13,532	42,297	29,607
Platform Solutions	3,833	8,523	6,417	26,595
Unallocated corporate and shared costs, net	(6,979)	(4,781)	(20,065)	(9,998)
Consolidated operating earnings	21,835	29,939	55,984	77,611
(Deduct) add:
Net corporate interest expense	(4,682)	(4,556)	(12,534)	(13,264)
Stock option expense	(188)	(145)	(494)	(440)
Amortization of intangible assets	(1,932)	(1,986)	(5,656)	(5,864)
Non-service pension costs	(2,441)	(2,170)	(7,313)	(6,436)
Contingent earnout adjustments	2,128	(2,127)	1,547	(3,100)
Income tax provision	(5,333)	(6,781)	(10,866)	(17,258)
Net loss attributable to noncontrolling interests	66	145	206	178
Net income attributable to shareholders of Crawford & Company	$9,453	$12,319	$20,874	$31,427

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net income attributable to shareholders of Crawford & Company	$9,453	$12,319	$20,874	$31,427
Add (Deduct):
Depreciation and amortization	8,813	9,115	26,957	27,356
Stock-based compensation	988	1,574	3,819	4,183
Net corporate interest expense	4,682	4,556	12,534	13,264
Non-service pension costs	2,441	2,170	7,313	6,436
Contingent earnout adjustments	(2,128)	2,127	(1,547)	3,100
Income tax provision	5,333	6,781	10,866	17,258
Non-GAAP adjusted EBITDA	$29,582	$38,642	$80,816	$103,024

Following is a reconciliation of operating cash flow to free cash flow for the nine months ended September 30, 2024 and 2023:

Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023	Change
Net Cash Provided by Operating Activities	$11,093	$68,077	$(56,984)
Less:
Property & Equipment Purchases, net	(2,992)	(3,360)	368
Capitalized Software (internal and external costs)	(26,453)	(24,323)	(2,130)
Free Cash Flow	$(18,352)	$40,394	$(58,746)

Non-GAAP consolidated results for 2024 and 2023 exclude the non-cash, after-tax adjustments for amortization of intangible assets, non-service-related pension costs, and contingent earnout adjustment.

Following are the reconciliations of GAAP Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect each of 2024 and 2023 before amortization of intangible assets, non-service related pension costs and contingent earnout adjustments:

Three Months Ended September 30, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$14,720	$9,453	$0.19	$0.19
Adjustments:
Amortization of intangible assets	1,932	1,668	0.03	0.03
Non-service related pension costs	2,441	1,910	0.04	0.04
Contingent earnout adjustments	(2,128)	(2,179)	(0.04)	(0.04)
Non-GAAP Adjusted	$16,965	$10,852	$0.22	$0.22

Three Months Ended September 30, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share(1)
GAAP	$18,955	$12,319	$0.25	$0.25
Adjustments:
Amortization of intangible assets	1,986	1,711	0.03	0.03
Non-service related pension costs	2,170	1,612	0.03	0.03
Contingent earnout adjustments	2,127	2,101	0.04	0.04
Non-GAAP Adjusted	$25,238	$17,743	$0.35	$0.36

Nine Months Ended September 30, 2024
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$31,534	$20,874	$0.42	$0.42
Adjustments:
Amortization of intangible assets	5,656	4,807	0.10	0.10
Non-service related pension costs	7,313	5,714	0.11	0.11
Contingent earnout adjustments	(1,547)	(1,605)	(0.03)	(0.03)
Non-GAAP Adjusted	$42,956	$29,790	$0.60	$0.60

Nine Months Ended September 30, 2023
(in thousands)	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$48,507	$31,427	$0.63	$0.64
Adjustments:
Amortization of intangible assets	5,864	5,039	0.10	0.10
Non-service related pension costs	6,436	4,782	0.10	0.10
Contingent earnout adjustments	3,100	2,503	0.05	0.05
Non-GAAP Adjusted	$63,907	$43,751	$0.88	$0.89

(1) Sum of reconciling items may differ from total due to rounding of individual components.

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share:

	Three Months Ended		Nine Months Ended
(in thousands)	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	29,880	29,140	29,732	28,980
Class B Common Stock	19,255	19,837	19,390	19,845
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	30,472	30,063	30,308	29,659
Class B Common Stock	19,255	19,837	19,390	19,845

Further information regarding the Company’s operating results for the three and nine months ended September 30, 2024, financial position as of September 30, 2024, and cash flows for the nine months ended September 30, 2024 is shown on the attached unaudited condensed consolidated financial statements.

About Crawford & Company

Based in Atlanta, Crawford & Company (NYSE: CRD-A and CRD-B) is a leading provider of claims management and outsourcing solutions to insurance companies and self-insured entities with an expansive network serving clients in more than 70 countries. The Company's two classes of stock are substantially identical, except with respect to voting rights for the Class B Common Stock (CRD-B) and protections for the non-voting Class A Common Stock (CRD-A). More information is available at www.crawco.com.

TAG: Crawford-Financial, Crawford-Investor-News-and-Events

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended September 30,	2024	2023	% Change

Revenues:
Revenues Before Reimbursements	$329,375	$330,121	(0)%
Reimbursements	13,351	12,066	11%
Total Revenues	342,726	342,187	0%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	235,957	229,969	3%
Reimbursements	13,351	12,066	11%
Total Costs of Services	249,308	242,035	3%

Selling, General, and Administrative Expenses	71,526	74,447	(4)%
Corporate Interest Expense, Net	4,682	4,556	3%
Total Costs and Expenses	325,516	321,038	1%

Other Loss, Net	(2,490)	(2,194)	13%

Income Before Income Taxes	14,720	18,955	(22)%
Provision for Income Taxes	5,333	6,781	(21)%

Net Income	9,387	12,174	(23)%

Net Loss Attributable to Noncontrolling Interests	66	145	(54)%

Net Income Attributable to Shareholders of Crawford & Company	$9,453	$12,319	(23)%

Earnings Per Share - Basic:
Class A Common Stock	$0.19	$0.25	(24)%
Class B Common Stock	$0.19	$0.25	(24)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.19	$0.25	(24)%
Class B Common Stock	$0.19	$0.25	(24)%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.06	17%
Class B Common Stock	$0.07	$0.06	17%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

(In Thousands, Except Per Share Amounts and Percentages)

Nine Months Ended September 30,	2024	2023	% Change

Revenues:
Revenues Before Reimbursements	$945,256	$971,011	(3)%
Reimbursements	37,396	36,743	2%
Total Revenues	982,652	1,007,754	(2)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	672,611	691,078	(3)%
Reimbursements	37,396	36,743	2%
Total Costs of Services	710,007	727,821	(2)%

Selling, General, and Administrative Expenses	221,116	211,631	4%
Corporate Interest Expense, Net	12,534	13,264	(6)%
Total Costs and Expenses	943,657	952,716	(1)%

Other Loss, Net	(7,461)	(6,531)	14%

Income Before Income Taxes	31,534	48,507	(35)%
Provision for Income Taxes	10,866	17,258	(37)%

Net Income	20,668	31,249	(34)%

Net Loss Attributable to Noncontrolling Interests	206	178	16%

Net Income Attributable to Shareholders of Crawford & Company	$20,874	$31,427	(34)%

Earnings Per Share - Basic:
Class A Common Stock	$0.42	$0.64	(34)%
Class B Common Stock	$0.42	$0.64	(34)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.42	$0.63	(33)%
Class B Common Stock	$0.42	$0.64	(34)%

Cash Dividends Per Share:
Class A Common Stock	$0.21	$0.19	11%
Class B Common Stock	$0.21	$0.19	11%

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

As of September 30, 2024 and December 31, 2023

Unaudited

(In Thousands, Except Par Values)

	September 30,	December 31,
	2024	2023
ASSETS

Current Assets:
Cash and Cash Equivalents	$52,340	$58,363
Accounts Receivable, Net	131,352	131,362
Unbilled Revenues, at Estimated Billable Amounts	134,998	116,611
Income Taxes Receivable	4,108	4,842
Prepaid Expenses and Other Current Assets	39,570	58,168
Total Current Assets	362,368	369,346

Net Property and Equipment	19,921	22,742

Other Assets:
Operating Lease Right-of-Use Asset, Net	83,637	88,615
Goodwill	76,631	76,724
Intangible Assets Arising from Business Acquisitions, Net	76,607	81,786
Capitalized Software Costs, Net	108,791	96,770
Deferred Income Tax Assets	24,618	26,247
Other Noncurrent Assets	48,221	36,969
Total Other Assets	418,505	407,111

Total Assets	$800,794	$799,199

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$32,440	$14,813
Accounts Payable	43,738	45,107
Accrued Compensation and Related Costs	78,897	97,842
Self-Insured Risks	24,096	33,238
Income Taxes Payable	—	6,130
Operating Lease Liability	24,998	24,351
Other Accrued Liabilities	43,756	42,271
Deferred Revenues	35,441	35,540
Total Current Liabilities	283,366	299,292

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	205,918	194,335
Operating Lease Liability	70,492	78,029
Deferred Revenues	23,779	24,871
Accrued Pension Liabilities	23,064	24,006
Other Noncurrent Liabilities	34,985	38,835
Total Noncurrent Liabilities	358,238	360,076

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,890	29,525
Class B Common Stock, $1.00 Par Value	19,169	19,555
Additional Paid-in Capital	87,338	82,589
Retained Earnings	235,900	228,564
Accumulated Other Comprehensive Loss	(211,370)	(218,615)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	160,927	141,618
Noncontrolling Interests	(1,737)	(1,787)
Total Shareholders’ Investment	159,190	139,831

Total Liabilities and Shareholders’ Investment	$800,794	$799,199

CRAWFORD & COMPANY

SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES

Unaudited

(In Thousands, Except Percentages)

Three Months Ended September 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platform Solutions		%
	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change

Revenues Before Reimbursements	$79,329	$79,987	(0.8)%	$105,741	$98,066	7.8%	$99,009	$92,229	7.4%	$45,296	$59,839	(24.3)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	57,055	53,635	6.4%	69,395	66,426	4.5%	59,680	54,310	9.9%	28,976	39,638	(26.9)%

% of Revenues Before Reimbursements	71.9%	67.1%		65.6%	67.7%		60.3%	58.9%		64.0%	66.2%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	16,831	15,884	6.0%	31,210	29,443	6.0%	24,927	24,387	2.2%	12,487	11,678	6.9%

% of Revenues Before Reimbursements	21.2%	19.9%		29.5%	30.0%		25.2%	26.4%		27.6%	19.5%

Total Operating Expenses	73,886	69,519	6.3%	100,605	95,869	4.9%	84,607	78,697	7.5%	41,463	51,316	(19.2)%

Operating Earnings (1)	$5,443	$10,468	(48.0)%	$5,136	$2,197	133.8%	$14,402	$13,532	6.4%	$3,833	$8,523	(55.0)%

% of Revenues Before Reimbursements	6.9%	13.1%		4.9%	2.2%		14.5%	14.7%		8.5%	14.2%

Nine Months Ended September 30,

	North America Loss Adjusting		%	International Operations		%	Broadspire		%	Platforms Solutions		%
	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change

Revenues Before Reimbursements	$232,724	$233,946	(0.5)%	$306,116	$285,241	7.3%	$290,394	$263,527	10.2%	$116,022	$188,297	(38.4)%
											\
Direct Compensation, Fringe Benefits & Non-Employee Labor	167,230	162,418	3.0%	200,421	190,178	5.4%	175,099	161,451	8.5%	71,310	124,238	(42.6)%

% of Revenues Before Reimbursements	71.9%	69.4%		65.5%	66.7%		60.3%	61.3%		61.5%	66.0%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	50,687	49,095	3.2%	93,167	86,089	8.2%	72,998	72,469	0.7%	38,295	37,464	2.2%

% of Revenues Before Reimbursements	21.8%	21.0%		30.4%	30.2%		25.1%	27.5%		33.0%	19.9%

Total Operating Expenses	217,917	211,513	3.0%	293,588	276,267	6.3%	248,097	233,920	6.1%	109,605	161,702	(32.2)%

Operating Earnings(1)	$14,807	$22,433	(34.0)%	$12,528	$8,974	39.6%	$42,297	$29,607	42.9%	$6,417	$26,595	(75.9)%

% of Revenues Before Reimbursements	6.4%	9.6%		4.1%	3.1%		14.6%	11.2%		5.5%	14.1%

(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of acquisition-related intangible assets, non-service pension costs, contingent earnout adjustments, and certain unallocated corporate and shared costs and credits. See pages 3 and 4 for additional information about segment operating earnings.

CRAWFORD & COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Year-to-Date Period Ended September 30, 2024 and September 30, 2023

Unaudited

(In Thousands)

	2024	2023
Cash Flows From Operating Activities:
Net Income	$20,668	$31,249
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	26,957	27,355
Stock-based compensation	3,819	4,183
(Gain) loss on disposal of property and equipment	(93)	96
Contingent earnout adjustments	(1,547)	3,100
Changes in operating assets and liabilities:
Accounts receivable, net	751	(6,309)
Unbilled revenues, net	(17,263)	419
Accrued or prepaid income taxes	(5,520)	5,306
Accounts payable and accrued liabilities	(17,141)	(1,437)
Deferred revenues	(1,819)	4,869
Accrued retirement costs	4,993	4,818
Prepaid expenses and other operating activities	(2,712)	(5,572)
Net cash provided by operating activities	11,093	68,077

Cash Flows From Investing Activities:
Acquisitions of property and equipment	(2,992)	(3,360)
Capitalization of computer software costs	(26,453)	(24,323)
Net cash used in investing activities	(29,445)	(27,683)

Cash Flows From Financing Activities:
Cash dividends paid	(10,320)	(9,284)
Repurchases of common stock	(3,604)	(582)
Increases in short-term and revolving credit facility borrowings	61,612	20,958
Payments on short-term and revolving credit facility borrowings	(32,606)	(43,719)
Payments of contingent consideration on acquisitions	(3,183)	(6,760)
Other financing activities	1,410	1,317
Net cash provided by (used in) financing activities	13,309	(38,070)

Effects of exchange rate changes on cash and cash equivalents	181	1,313
(Decrease) Increase in cash, cash equivalents, and restricted cash(1)	(4,862)	3,637
Cash, cash equivalents, and restricted cash at beginning of year(1)	59,545	46,645
Cash, cash equivalents, and restricted cash at end of period(1)	$54,683	$50,282

(1) The 2024 amounts include beginning restricted cash of $1,182 at December 31, 2023, and ending restricted cash of $2,343 at September 30, 2024, and the 2023 amounts include beginning restricted cash of $638 at December 31, 2022, and ending restricted cash of $1,074 at September 30, 2023, which we present as part of "Prepaid expenses and other current assets" on the Balance Sheets.